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                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                                             AMOUNT OF    % OF    % OF
              PURCHASE/            OFFERING       TOTAL        SHARES   OFFERING  FUNDS
   SECURITY     TRADE    SIZE OF   PRICE OF     AMOUNT OF    PURCHASED PURCHASED  TOTAL                  PURCHASED
  PURCHASED     DATE    OFFERING    SHARES      OFFERING      BY FUND   BY FUND  ASSETS     BROKERS         FROM
------------- --------- -------- ----------- --------------- --------- --------- ------ --------------- -----------
Yes Bank Ltd.   1/22/10    --    INR 269.500 USD $38,363,000 8,790,012   3.92%    0.03%     Morgan          CLSA
                                                                                         Stanley, CLSA
                                                                                         Asia-Pacific
                                                                                           Markets,
                                                                                         Goldman Sachs

Samsung Life   04/26/10    --        KRW       44,437,420       13,880   0.03%    0.24%     Bank of       Goldman
Insurance Co.                    110,000.000                                                America     Sachs, Asia
                                                                                        Merrill Lynch,
                                                                                         Goldman Sachs
                                                                                         & Co., Korea
                                                                                         Investment &
                                                                                          Securities
                                                                                          Co., Morgan
                                                                                           Stanley,
                                                                                            Shinhan
                                                                                          Investment
                                                                                         Corp., Citi,
                                                                                         KB Investment
                                                                                         & Securities
                                                                                           Co. Ltd,
                                                                                            Nomura
                                                                                        Holdings Inc.,
                                                                                            Samsung
                                                                                         Securities Co
                                                                                           Ltd., Tong
                                                                                              Yang
                                                                                           Securities
                                                                                           Inc., Woori
                                                                                          Investment &
                                                                                         Securities Co.
                                                                                               Lt.
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